As filed with the Securities and Exchange Commission on
                              August 10, 1998
                          Registration No. 333-_______


                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549


                                 FORM S-8

                          REGISTRATION STATEMENT
                                  UNDER
                          THE SECURITIES ACT OF 1933

                      CALIBER LEARNING NETWORK, INC.
               (Exact name of registrant as specified in its charter)

                  Maryland                           52-2001020
      (State or other jurisdiction of     (I.R.S. Employer Identification No.)
      incorporation or organization)

          3600 Clipper Mill Road
                Suite 300
            Baltimore, Maryland                        21211
     (Address of principal executive offices)       (Zip Code)

             CALIBER LEARNING NETWORK, INC. 1998 STOCK INCENTIVE PLAN
                              (Full title of plan)

   (Name, address and telephone
    number of agent for service)                    (Copy to:)
         Chris L. Nguyen                 Richard C. Tilghman, Jr., Esquire
  Caliber Learning Network, Inc.              Piper & Marbury L.L.P.
 3600 Clipper Mill Road, Suite 300            36 South Charles Street
   Baltimore, Maryland 21211                 Baltimore, Maryland 21201
      (410) 843-1000                              (410) 539-2530

                    CALCULATION OF REGISTRATION FEE
================================================================================
                                   Proposed       Proposed
                                   Maximum        Maximum
                                   Offering       Aggregate      Amount of
Title of Securities  Amount to be  Price Per      Offering      Registration
 to be Registered     Registered    Unit(2)       Price(2)        Fee(2)
-------------------------------------------------------------------------------
Common Stock, $.01
 par value(1)          1,043,290    $9.6875      $10,106,871       $2,982
================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Caliber Learning Network, Inc. Common Stock reported on the Nasdaq National Market on August 4, 1998 (i.e., $9.6875).

                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not required to be included in this Form S-8 Registration Statement pursuant to introductory Note to Part I of Form S-8.


                                  PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission")are incorporated herein by reference:

         (a) Prospectus filed pursuant to Rule 424(b) on May 5, 1998 and Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the document referred to in (a) above; and

         (c) Description of Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The legal validity of the shares of Common Stock offered by the Registrant pursuant to this Registration Statement is being passed upon by Piper & Marbury L.L.P., counsel for the Registrant.

Item 6.  Indemnification of Directors and Officers.

         As permitted by the Maryland General Corporation Law ("MGCL"), Article Eighth, Paragraph (5) of the Registrant's Amended and Restated Charter ("Registrant's Charter") provides for indemnification of directors and officers of the Registrant, as follows:

         The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

         Also, the Registrant's By-Laws contain indemnification procedures that implement the indemnification provisions of the Registrant's Charter. The MGCL permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceedings and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceedings, the director or officer had reasonable cause to believe that the action or omission was unlawful.

         As permitted by the MGCL, Article Eighth, Paragraph (6) of the Registrant's Charter provides for limitation of liability of directors and officers of the Registrant, as follows:

         To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

         The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that
(i) the person actually received an improper benefit or profit in money, property or services or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         As permitted under Section 2-418(k) of the MGCL, the Registrant has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such, whether or not the Registrant would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.


Item 8.  Exhibits.

EXHIBIT
NUMBER     DESCRIPTION
------     ------------
4.1 Articles of Amendment and Restatement of the Charter (incorporated by reference from Exhibit 3.01 of the Company's Registration State-ment on Form S-1 dated March 9, 1998 (No. 333-47565), as amended)

4.2 By-Laws (incorporated by reference from Exhibit 3.02 of the Company's Registration Statement on Form S-1 dated March 9, 1998 (No. 333-47565), as amended)

4.3 1998 Stock Incentive Plan (incorporated by reference from Exhibit 10.01(b) of the Company's Registration Statement on Form S-1 dated March 9, 1998 (No.333-47565), as amended)

5.0 Opinion of Piper & Marbury L.L.P., counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Plan

23.1       Consent of Counsel (contained in Exhibit 5.0)

23.2       Consent of Independent Auditors

24.0       Power of Attorney (included on Signature Page)

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii)  To  include  any  material   information  with respect to
         the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on the 20th day of July, 1998.

                                           CALIBER LEARNING NETWORK, INC.



                                            By:  /s/ Chris L. Nguyen
                                                -------------------------------
                                                 Chris L. Nguyen
                                                 President and Chief Executive
                                                 Officer


                              POWERS OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Rick P.Frier and Matthew C. Brenneman as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                Title                     Date
---------                               -------                   -------

/s/ R. Christopher Hoehn Saric    Chairman of the             August 10, 1998
-------------------------------   Board of Directors
R. Christopher Hoehn-Saric

/s/ Douglas L. Becker             Vice Chairman of the          July 29, 1998
-------------------------------    Board of Directors
Douglas L. Becker

/s/ Chris L. Nguyen                President and Chief          July 20, 1998
-------------------------------     Executive Officer
Chris L.Nguyen                   (Principal Executive Officer)

/s/  Rick P.Frier                   Vice President and          July 17, 1998
-------------------------------   Chief Financial Officer
Rick P. Frier                    (Principal Financial and
                                  Accounting Officer)

/s/ Susan Mayer                         Director                July 13, 1998
-------------------------------
Susan Mayer

Signature                                 Title                     Date
---------                                -------                   -------

/s/ John P.Hill                          Director             August 10, 1998
-------------------------------
John P. Hill
/s/ Janeen M. Armstrong                  Director             August 10, 1998
-------------------------------
Janeen M. Armstrong

                                   EXHIBIT INDEX

EXHIBIT
NUMBER             DESCRIPTION                                          PAGE
--------           ------------                                         ----

4.1              Articles  of  Amendment  and  Restatement  of the
                 Charter (incorporated  by reference from Exhibit 3.01
                 of the Company's Registration  Statement on Form S-1     --
                 dated March 9, 1998 (No. 333-47565), as amended)

4.2              By-Laws (incorporated by reference from Exhibit 3.02
                 of the Company's Registration Statement on Form S-1      --
                 dated March 9, 1998 (No. 333-47565), as amended)

4.3              1998 Stock Incentive Plan  (incorporated  by reference
                 from Exhibit  10.01(b) of the Company's Registration     --
                 Statement on Form S-1 dated March 9, 1998 (No.333-47565), as amended)

5.0              Opinion of Piper & Marbury L.L.P., counsel for the
                 Registrant,  regarding the legal validity of the shares   9
                 of Common Stock being registered for issuance under the Plan

23.1             Consent of Counsel (contained in Exhibit 5.0)            --

23.2             Consent of Independent Auditors                          10

24.0             Power of Attorney (included on Signature Page)           --

                                   EXHIBIT 5.0

                                 PIPER & MARBURY
                                     L.L.P.
                               CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET
                          BALTIMORE, MARYLAND 21201-3010
                                    410-539-2530                  WASHINGTON
                                FAX: 410-539-0489                  NEW YORK
                                                                 PHILADELPHIA
                                                                    EASTON




                                 August 10, 1998


Caliber Learning Network, Inc.
3600 Clipper Mill Road
Suite 300
Baltimore, Maryland  21211

Ladies and Gentlemen:

         We have acted as counsel to Caliber Learning Network, Inc., a Maryland corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") registering 1,043,290 shares of Common Stock, par value $.01 per share (the "Plan Shares"), issuable pursuant to the exercise of stock options or other awards granted under the 1998 Stock Incentive Plan (the "Plan").

         We have examined copies of the Company's Amended and Restated Certificate of Incorporation, By-Laws, the Plan, all resolutions adopted by the Company's Board of Directors relating to the above and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for this opinion. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to this opinion, we have relied on statements and certificates of officers and representatives of the Company and others.

         Based upon the foregoing, we are of the opinion that:

                  1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Maryland.

                  2. The Plan Shares issuable under the Plan have been duly authorized and will be (when issued, sold and delivered as authorized) validly issued, fully paid and non-assessable.

         The opinions set forth herein are limited to matters governed by the laws of the State of Maryland and the Federal Laws of the United States of America, and we express no opinion as to any other laws.

         We hereby consent to the filing of this opinion as Exhibit 5.0 to the Registration Statement and to the reference to us under Item 5 of this Registration Statement.

                               Very truly yours,

                               /s/ Piper & Marbury L.L.P.

                                   EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-______) pertaining to the Caliber Learning Network, Inc. 1998 Stock Incentive Plan of our report dated March 5, 1998 (except Note 16, as to which the date is April 10, 1998), with respect to the financial statements of Caliber Learning Network, Inc. included in its Registration Statement (Form S-1 No. 333-47565) filed with the Securities and Exchange Commission.




                              /s/ ERNST & YOUNG LLP

Baltimore, Maryland
August 6, 1998